Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES’ FOURTH QUARTER DILUTED EPS
INCREASE 248% TO $1.88

-Full Year Diluted EPS Rise 14% to $4.91-

Dayton, Ohio, (March 24, 2017) -- REX American Resources Corporation (NYSE: REX) (“REX” or “the Company”) today reported financial results for its fiscal 2016 fourth quarter (“Q4 ‘16”) and fiscal year ended January 31, 2017. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	(303) 223-4370

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx

The webcast will be available for replay for 30 days

REX American Resources’ Q4 ‘16 results principally reflect its interests in six ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its four remaining plants are reported as equity in income of unconsolidated ethanol affiliates.

REX’s Q4 ‘16 net sales and revenue were $121.6 million, compared with $107.2 million in Q4 ‘15. Primarily reflecting higher average prices for ethanol and lower corn prices during the quarter, which resulted in more favorable ethanol crush spread margins as well as REX’s initiatives to increase plant-level production, the Company’s Q4 ’16 gross profit rose to $25.2 million, from $9.2 million in the prior year period. Equity in income of unconsolidated ethanol affiliates in Q4 ‘16 increased to $2.9 million, from $1.1 million in Q4 ’15 primarily as a result of the more favorable ethanol crush spread margins during the quarter. As a result, income from continuing operations before income taxes and non-controlling interests in Q4 ‘16 grew to $21.2 million, compared with $6.2 million in Q4 ‘15.

Net income attributable to REX shareholders in Q4 ‘16 rose to $12.4 million, from $3.7 million in Q4 ‘15, while Q4 ‘16 diluted net income per share attributable to REX common shareholders was $1.88 per share, compared to $0.54 per share in Q4 ‘15. Per share results in Q4 ‘16 and Q4 ‘15 are based on 6,591,000 and 6,832,000 diluted weighted average shares outstanding, respectively.

Net sales and revenue for the twelve months ended January 31, 2017 were $453.8 million, compared to $436.5 million in fiscal 2015, while gross profit for fiscal 2016 was $71.0 million, compared to $50.8 million in fiscal 2015. Fiscal 2016 equity in income of unconsolidated ethanol affiliates was $6.1 million, compared with $9.0 million in fiscal 2015, which benefited from a $2.9 million contribution from Patriot Holdings, LLC (“Patriot”) prior to REX’s June 2015 sale of the Company’s 26.6% interest in the Patriot ethanol production facility. In addition, results for the fiscal year ended January 31, 2016 benefited from a $10.4 million pre-tax gain related to the sale of the Company’s Patriot interest.

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REX American Resources Q4 ‘16 Results, 3/24/17	page 2

For fiscal 2016, REX reported net income attributable to REX shareholders of $32.3 million, compared with $31.4 million in fiscal 2015, while diluted net income per share attributable to REX common shareholders was $4.91 in fiscal 2016, compared to $4.30 per share in fiscal 2015. Per share results for the fiscal year ended January 31, 2017 and January 31, 2016, are based on 6,587,000 and 7,307,000 diluted weighted average shares outstanding, respectively.

REX American Resources’ Chief Executive Officer, Zafar Rizvi, commented, “We concluded our very successful 2016 fiscal year with our strongest quarter of the year. The Company’s strong fourth quarter financial results again highlight our ability to manage our business in a highly efficient manner, through the efforts of our highly capable employees and the support of the communities in which we operate. Specifically, our fourth quarter and full year results reflect our ability to leverage our assets, which includes the strategic location, efficiency of our plants and our disciplined operating approach at the plant and corporate level. Our operating initiatives and favorable industry fundamentals led to significant fourth quarter growth in our key financial metrics, including gross profit, net income, diluted earnings per share and free cash flow generation.”

“Looking ahead, we continue to focus on disciplined management of our assets, while working to strategically grow our business through capital investment projects to further expand production at our consolidated plants. In this regard, our balance sheet and liquidity position remain strong and with our performance in fiscal 2016, we ended the year with cash and cash equivalents of $188.6 million and working capital of $204 million.”

Balance Sheet and Share Repurchase Program

At January 31, 2017, REX had cash and cash equivalents of $188.6 million, $79.5 million of which was at the parent company, and $109.1 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents at January 31, 2016, of $135.8 million, $57.2 million of which was at the parent company, and $78.6 million of which was at its consolidated ethanol production facilities.

During fiscal 2016, REX repurchased 87,904 of its common shares at an average price of $49.52 per share. The Company is currently authorized to repurchase up to an additional 155,334 shares of common stock and has 6,558,679 shares outstanding.

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REX American Resources Q4 ‘16 Results, 3/24/17	page 3

The following table summarizes select data related to the

Company’s consolidated alternative energy interests:

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2017	2016	2017	2016
Average selling price per gallon of ethanol	$1.54	$1.39	$1.45	$1.44
Average selling price per ton of dried distillers grains	$113.50	$123.21	$123.97	$145.50
Average selling price per pound of non-food grade corn oil	$0.28	$0.23	$0.28	$0.26
Average selling price per ton of modified distillers grains	$43.85	$57.67	$50.10	$66.17
Average cost per bushel of grain	$3.28	$3.56	$3.45	$3.62
Average cost of natural gas (per mmbtu)	$3.69	$3.38	$3.24	$3.71

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of January 31, 2017 (gallons in millions)
Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	119.7	75.0%	89.8
NuGen Energy, LLC (Marion, SD)	127.1	99.5%	126.5
Big River Resources West Burlington, LLC (West Burlington, IA)	106.5	9.7%	10.3
Big River Resources Galva, LLC (Galva, IL)	125.3	9.7%	12.2
Big River United Energy, LLC (Dyersville, IA)	128.3	5.4%	6.9
Big River Resources Boyceville, LLC (Boyceville, WI)	57.3	9.7%	5.6
Total	664.2	n/a	251.3

About REX American Resources Corporation

REX American Resources has interests in six ethanol production facilities, which in aggregate shipped approximately 664 million gallons of ethanol over the twelve month period ended January 31, 2017. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended January 31, 2017) by the ethanol production facilities in which it has ownership interests was approximately 251 million gallons. Further information about REX is available at www.rexamerican.com.

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REX American Resources Q4 ‘16 Results, 3/24/17	page 4

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the international, national or regional economies, weather, the effects of terrorism or acts of war and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:

Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statements of operations follow -

REX American Resources Q4 ‘16 Results, 3/24/17	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2017	2016	2017	2016
Net sales and revenue	$121,587	$107,227	$453,799	$436,488
Cost of sales	96,416	98,069	382,760	385,654
Gross profit	25,171	9,158	71,039	50,834
Selling, general and administrative expenses	(7,073)	(4,184)	(21,388)	(19,813)
Equity in income of unconsolidated ethanol affiliates	2,887	1,127	6,144	8,984
Interest and other income	222	101	596	625
Gain on sale of investment	-	-	192	10,385
(Loss) gain on disposal of real estate and property and equipment, net	(36)	7	328	503
Income from continuing operations before income taxes and non-controlling interests	21,171	6,209	56,911	51,518
Provision for income taxes	(5,622)	(1,382)	(17,393)	(14,108)
Net income including non-controlling interests	15,549	4,827	39,518	37,410
Net income attributable to non-controlling interests	(3,168)	(1,141)	(7,185)	(5,974)
Net income attributable to REX common shareholders	12,381	$3,686	$32,333	$31,436

Weighted average shares outstanding – basic	6,591	6,813	6,587	7,297

Basic net income per share attributable to REX common shareholders	$1.88	$0.54	$4.91	$4.31

Weighted average shares outstanding – diluted	6,591	6,832	6,587	7,307
Diluted net income per share attributable to REX common shareholders	$1.88	$0.54	$4.91	$4.30

- balance sheets follow -

REX American Resources Q4 ‘16 Results, 3/24/17	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands) Unaudited

	January 31,
	2017	2016
CURRENT ASSETS:
Cash and cash equivalents	$188,576	$135,765
Restricted cash	130	54
Accounts receivable	11,901	13,666
Inventory	17,057	17,178
Refundable income taxes	1,070	5,254
Prepaid expenses and other	6,959	6,407
Deferred taxes-net	824	1,036
Total current assets	226,517	179,360
Property and equipment-net	182,761	189,976
Other assets	6,913	6,642
Equity method investments	37,833	38,707
TOTAL ASSETS	$454,024	$414,685
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable – trade	$9,171	$10,212
Accrued expenses and other current liabilities	13,348	9,423
Total current liabilities	22,519	19,635
LONG TERM LIABILITIES:
Deferred taxes	41,135	38,304
Other long term liabilities	2,096	987
Total long term liabilities	43,231	39,291
COMMITMENTS AND CONTINGENCIES
EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	145,767	144,844
Retained earnings	508,207	475,874
Treasury stock, 23,292 and 23,204 shares, respectively	(313,838)	(309,754)
Total REX shareholders’ equity	340,435	311,263
Non-controlling interests	47,839	44,496
Total equity	388,274	355,759
TOTAL LIABILITIES AND EQUITY	$454,024	$414,685

- statements of cash flows follow -

REX American Resources Q4 ‘16 Results, 3/24/17	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands) Unaudited

	Years Ended January 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,518	$37,410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,519	18,639
Impairment charges on real estate	-	125
Stock based compensation expense	1,314	64
Income from equity method investments	(6,144)	(8,984)
Dividends received from equity method investments	7,018	11,151
Gain on sale of investment	(192)	(10,385)
Gain on disposal of real estate and property and equipment	(328)	(503)
Deferred income tax	3,043	(4,196)
Changes in assets and liabilities:
Accounts receivable	(2,535)	(496)
Inventory	121	884
Prepaid expenses and other assets	(1,357)	(1,135)
Income taxes refundable	4,184	(2,235)
Accounts payable-trade	36	387
Accrued expenses and other liabilities	4,912	(536)
Net cash provided by operating activities	69,109	40,190
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(14,208)	(15,495)
Repayment of note receivable	24	23
Proceeds from sale of investment	4,492	45,476
Proceeds from sale of real estate and property and equipment	1,511	2,001
Restricted cash	(76)	(54)
Restricted investments and deposits	510	250
Net cash (used in) provided by investing activities	(7,747)	32,201
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments to non-controlling interests holders	(3,842)	(4,471)
Treasury stock acquired	(4,709)	(69,852)
Net cash used in financing activities	(8,551)	(74,323)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	52,811	(1,932)
CASH AND CASH EQUIVALENTS-Beginning of year	135,765	137,697
CASH AND CASH EQUIVALENTS-End of year	$188,576	$135,765
Non cash financing activities – Accrued common stock repurchase	$-	$356
Non cash financing activities – Equity awards issued	$1,095	$-
Non cash investing activities – Accrued capital expenditures	$342	$1 ,063

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